Exhibit 99.1
PRESS RELEASE

2445 Nashville Road, Suite B1 Bowling Green, Kentucky 42101 Holley.com
HOLLEY REPORTS SECOND QUARTER 2025 RESULTS
SECOND CONSECUTIVE QUARTER OF CORE NET SALES GROWTH
SUCCESSFUL TARIFF MITIGATION TO DATE THROUGH STRATEGIC SOURCING AND PRICING

Strong first half results driven by continued execution of our 2025 strategic framework. Core business growth improved again in the second quarter. Focused execution on tariff mitigation brings greater guidance visibility.

BOWLING GREEN, Ky. – August 6, 2025 – Holley Performance Brands (NYSE: HLLY), a leader in automotive aftermarket performance solutions, today announced financial results for its second quarter ended June 29, 2025.
Second Quarter Highlights vs. Prior Year Period
•Net Sales decreased (1.7)% to $166.7 million compared to $169.5 million last year
•Core business net sales1 for the second quarter of 2025 grew by 3.9% compared to the second quarter of 2024 after excluding non-core business net sales1 of approximately $9.0 million for the second quarter of 2024
•Net Income was $10.9 million, or $0.09 per diluted share, compared to $17.1 million, or $0.14 per diluted share, last year
•Net Cash Provided by Operating Activities was $40.5 million compared to $25.7 million last year
•Adjusted Net Income2 was $10.6 million compared to $12.6 million last year
•Adjusted EBITDA2 was $36.4 million compared to $38.3 million last year
•Free Cash Flow2 was $35.7 million compared to $24.4 million last year; the highest level of Free Cash Flow generated in the history of the company
1Core business net sales represents Net Sales after excluding non-core business net sales. Non-core business net sales are comprised of divestiture sales and strategic product rationalization sales. Divestitures sales relate to divested businesses (Detroit Speed Engineering, Gear FX and Proforged) prior to the divestiture date, and strategic product rationalization sales relate to discontinued stock keeping units (“SKUs”) prior to the SKU discontinuance. Divestiture sales were $3.4 million for the second quarter of 2024, and strategic product rationalization sales were $5.6 million for the second quarter of 2024.
2See “Use and Reconciliation of Non-GAAP Financial Measures” below.
"We are very pleased with another solid quarter, driven by continued momentum in our core business," said Matthew Stevenson, President and Chief Executive Officer of Holley. "Our team remains focused on executing on our strategic framework, with key progress made in the second quarter. We continue to see strong momentum in our new product launches across all categories in the second quarter which generated roughly $8 million in new product revenue. We are continuing to strengthen our partnerships with B2B customers of all sizes, driving meaningful growth across both our B2B and direct-to-consumer channels. Our ability to grow our core business is supported by strong validation of our product innovation and go-to-market strategy.
Stevenson continued, "As we look ahead, we've tightened our guidance range for both revenue and Adjusted EBITDA to reflect increased visibility which now includes the anticipated impact of recently announced tariffs. Due to our mitigation efforts, specifically through strategic sourcing initiatives as well as targeted pricing actions, based on what we know today, we are forecasting a negligible impact on our business."
"We are successfully navigating the current operating environment, and we remain sharply focused on staying agile amid evolving conditions. Our strategic framework for 2025 continues to serve as a strong roadmap, empowering our team to execute effectively and deliver sustained results over the long term."

Strategic Business Highlights
•Achieved core business net sales growth for the second quarter of 2025 of 3.9% compared to the second quarter of 2024.
•Consecutive quarters of core business sales growth across all divisions.
•Continued execution of strategic framework drove ~$27M in revenue on key initiatives for the second quarter of 2025.
•Expanded growth across 20+ brands in both DTC and B2B channels
•Further strengthened relationships with B2B partners, resulting in approximately 6.5% growth in the channel for the second quarter of 2025 compared to the second quarter of 2024.
•DTC orders grew over 8.6% during the second quarter of 2025 compared to the comparable period in the prior year, with third-party platforms (Amazon, eBay, etc.) increasing by more than 28%.
•Product innovation and strategic pricing initiatives contributed $10.8 million in revenue for the quarter and $18.7 million year-to-date.
•Execution of tariff mitigation efforts has provided better visibility for full year 2025 guidance.
Outlook
For the year ended December 31, 2025, we have refined our full-year guidance, which now includes the expected net impact of tariffs:

Metric	Full Year 2025 Outlook
Net Sales %YOY[1]	$580 - $595 million 0.8% to 3.4%[1] vs. Core Business
Adjusted EBITDA	$116 - $127 million
Capital Expenditures	$10 - $14 million
Depreciation and Amortization Expense	$22 - $24 million
Interest Expense (excluding collar revaluation)	$45 - $50 million
1) PY Comparison Excludes $12.8 million from Divested Non-Core Businesses and $14.0 million in Clearance Sales of Strategic Product Rationalization
* Holley is not providing reconciliations of forward-looking full year 2025 Adjusted EBITDA outlook and full year 2025 Bank-adjusted EBITDA Leverage Ratio outlook because certain information necessary to calculate the most comparable GAAP measure, net income, is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, Holley is unable to provide these forward-looking reconciliations without unreasonable effort. Accordingly, Holley is relying on the exception provided by Item 10(e)(1)(i)(B) of Regulation S-K to exclude these reconciliations.
Holley notes that its outlook for the year-ended December 31, 2025 may vary due to changes in assumptions or market conditions and other factors described below under “Forward-Looking Statements.”
Conference Call
A conference call and audio webcast has been scheduled for 8:30 a.m. Eastern Time today to discuss these results. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the investor relations portion of the Company’s website at investor.holley.com. For those that cannot join the webcast, you can participate by dialing 877-407-4019 (Toll Free) or 201-689-8337 (Toll) using the access code of 13754498.
For those unable to participate, a telephone replay recording will be available until Wednesday, August 13, 2025. To access the replay, please call 877-660-6853 (Toll Free) or 201-612-7415 (Toll) and enter confirmation code 13754498. A web-based archive of the conference call will also be available on the Company’s website.

Additional Financial Information
The Investor Relations page of Holley’s website, investor.holley.com contains a significant amount of financial information about Holley, including our earnings presentation, which can be found under Events & Presentations. Holley encourages investors to visit this website regularly, as information is updated, and new information is posted.
About Holley Performance Brands
Holley Performance Brands (NYSE: HLLY) leads in the design, manufacturing and marketing of high-performance products for automotive enthusiasts. The company owns and manages a portfolio of iconic brands, catering to a diverse community of enthusiasts passionate about the customization and performance of their vehicles. Holley Performance Brands distinguishes itself through a strategic focus on four consumer vertical groupings, including Domestic Muscle, Modern Truck & Off-Road, Euro & Import, and Safety & Racing, ensuring a wide-ranging impact across the automotive aftermarket industry. Renowned for its innovative approach and strategic acquisitions, Holley Performance Brands is committed to enhancing the enthusiast experience and driving growth through innovation. For more information on Holley Performance Brands and its dedication to automotive excellence, visit https://www.holley.com.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Holley’s future financial or operating performance. For example, projections of future revenue and adjusted EBITDA and other metrics, along with statements regarding the impact of organizational changes, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “or” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Holley and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) Holley’s ability to execute our business strategy, including monetization of services provided and expansions in and into existing and new lines of business; 2) Holley’s ability to compete effectively in our market; 3) Holley’s ability to successfully design, develop, and market new, effective, and safe products and platforms; 4) Holley’s ability to respond to changes in vehicle ownership and type; 5) Holley’s ability to maintain and strengthen demand for our products; 6) Holley’s ability to grow and effectively manage our growth; 7) Holley’s ability to attract new customers in a cost-effective manner and to expand into additional consumer markets; 8) Holley’s ability to successfully integrate acquisitions or achieve the expected synergies from such acquisitions; 9) Holley’s ability to maintain relationships with customers and suppliers; 10) Holley’s ability to retain our management and key employees; 11) costs related to Holley being a public company; 12) disruptions to Holley’s operations, including as a result of cybersecurity incidents; 13) changes in applicable laws or regulations; 14) the outcome of any legal proceedings that have been or may be instituted against Holley; 15) general economic and political conditions, including the current macroeconomic environment, political tensions, and war (including the conflict in Ukraine, the conflict in the Middle East, and the possible expansion of such conflicts and potential geopolitical consequences); 16) the possibility that Holley may be adversely affected by other economic, business, and/or competitive factors, including recent events affecting the financial services industry (such as the closures of certain regional banks); 17) Holley’s estimates of its financial performance (e.g., the successful execution of cost saving initiatives); 18) Holley’s ability to anticipate and manage through disruptions and higher costs in manufacturing, supply chain, logistical operations, and shortages of certain company products in distribution channels; 19) disruptions and costs associated with doing business in certain countries; 20) Holley’s ability to adopt and react to risks posed by new technology; 21) inability to predict how products will ultimately be used; 22) Holley's ability to anticipate and manage through the impact of elevated interest rate levels, which cause the cost of capital to increase, as well as respond to inflationary pressures and trade restrictions, including tariffs; and 23) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Annual Report on Form 10-K for the year ended December 31, 2024 filed with the U.S. Securities and Exchange Commission (“SEC”) on March 14, 2025, and disclosed in any subsequent filings with the SEC. Although Holley believes the expectations reflected in the forward-looking statements are reasonable, nothing in this press release should be regarded as a representation by any person that the forward-looking statements or projections set forth herein will be achieved or that any of the contemplated results of such forward looking statements or projections will be achieved. There may be additional risks that Holley presently does not know or that Holley currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Holley undertakes no duty to update these forward-looking statements, except as otherwise required by law.
Investor Relations Contacts:
Anthony Rozmus / Neel Sikka / Jenna Kozlowski
Solebury Strategic Communications
203-428-3324
holley@soleburystrat.com
Media Relations Contacts:
Jordan Moore, jmoore@tinymightyco.com/ Sydney Goggans, sgoggans@tinymightyco.com
Tiny Mighty Communications
615-454-2913
[Financial Tables to Follow]

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	For the thirteen weeks ended				For the twenty-six weeks ended
	June 29,	June 30,	Variance	Variance	June 29,	June 30,	Variance	Variance
	2025	2024	($)	(%)	2025	2024	($)	(%)
Net Sales	$166,661	$169,496	$(2,835)	-1.7%	$319,705	$328,132	$(8,427)	-2.6%
Cost of Goods Sold	97,103	99,203	(2,100)	-2.1%	186,059	205,780	(19,721)	-9.6%
Gross Profit	69,558	70,293	(735)	-1.0%	133,646	122,352	11,294	9.2%
Selling, General, and Administrative	32,954	34,570	(1,616)	-4.7%	69,653	67,566	2,087	3.1%
Research and Development Costs	5,086	4,311	775	18.0%	9,179	9,123	56	0.6%
Amortization of Intangible Assets	3,350	3,435	(85)	-2.5%	6,882	6,871	11	0.2%
Restructuring Costs	355	(3)	358	n/a	818	612	206	33.7%
Other Operating Expense	299	102	197	nm	257	94	163	nm
Operating Expense	42,044	42,415	(371)	-0.9%	86,789	84,266	2,523	3.0%
Operating Income	27,514	27,878	(364)	-1.3%	46,857	38,086	8,771	23.0%
Change in Fair Value of Warrant Liability	(7)	(3,402)	3,395	nm	(80)	(6,529)	6,449	nm
Change in Fair Value of Earn-Out Liability	(219)	(1,058)	839	nm	(404)	(1,707)	1,303	nm
Loss on Early Extinguishment of Debt	-	-	-	0.0%	-	141	(141)	0.0%
Interest Expense, Net	13,374	13,178	196	1.5%	29,082	24,182	4,900	20.3%
Non-Operating Expense	13,148	8,718	4,430	50.8%	28,598	16,087	12,511	77.8%
Income Before Income Taxes	14,366	19,160	(4,794)	-25.0%	18,259	21,999	(3,740)	-17.0%
Income Tax Expense	3,503	2,055	1,448	nm	4,579	1,164	3,415	nm
Net Income	$10,863	$17,105	$(6,242)	-36.5%	$13,680	$20,835	$(7,155)	-34.3%
Comprehensive Income:
Foreign Currency Translation Adjustment	1,239	44	1,195	2715.9%	954	(142)	1,096	-771.8%
Total Comprehensive Income	$12,102	$17,149	$(5,047)	-29.4%	$14,634	$20,693	$(6,059)	-29.3%
Common Share Data:
Basic Net Income per Share	$0.09	$0.14	$(0.05)	-36.9%	$0.11	$0.18	$(0.06)	-34.8%
Diluted Net Income per Share	$0.09	$0.14	$(0.05)	-36.8%	$0.11	$0.17	$(0.06)	-34.5%
Weighted Average Common Shares Outstanding - Basic	119,163	118,470	693	0.6%	119,006	118,171	835	0.7%
Weighted Average Common Shares Outstanding - Diluted	119,791	119,261	529	0.4%	119,677	119,383	293	0.2%
nm - not meaningful

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands)
(Unaudited)

	As of
	June 29, 2025	December 31, 2024
Assets
Cash and cash equivalents	$63,842	$56,087
Accounts receivable	51,011	36,123
Inventory	180,827	192,523
Prepaids and other current assets	7,533	12,614
Total Current Assets	303,213	297,347
Property, Plant and Equipment, Net	44,543	40,983
Goodwill	372,340	372,340
Other Intangibles, Net	403,713	386,676
Other Noncurrent Assets	34,421	35,974
Total Assets	$1,158,230	$1,133,320

Liabilities and Stockholders’ Equity
Accounts payable	$44,492	$44,781
Accrued liabilities	52,188	43,190
Current portion of long-term debt	6,879	7,201
Total Current Liabilities	103,559	95,172
Long-Term Debt, Net of Current Portion	543,271	545,385
Warrant Liability	733	813
Earn-out Liability	744	1,148
Deferred Taxes	35,796	37,391
Other Noncurrent Liabilities	36,288	32,259
Total Liabilities	720,391	712,168

Common Stock	12	12
Additional Paid-In Capital	379,610	377,557
Accumulated Other Comprehensive Loss	(208)	(1,162)
Retained Earnings	58,425	44,745
Total Stockholders’ Equity	437,839	421,152
Total Liabilities and Stockholders’ Equity	$1,158,230	$1,133,320

HOLLEY INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Operating Activities
Net Income	$10,863	$17,105	$13,680	$20,835
Adjustments to Reconcile to Net Cash	9,389	3,620	23,849	14,591
Changes in Operating Assets and Liabilities	20,235	4,953	(4,892)	9,095
Net Cash Provided by Operating Activities	40,487	25,678	32,637	44,521

Investing Activities
Capital Expenditures, Net of Dispositions	(13,158)	(1,325)	(20,898)	(2,416)
Net Cash Used in Investing Activities	(13,158)	(1,325)	(20,898)	(2,416)

Financing Activities
Net Change in Debt	(1,832)	(11,857)	(3,608)	(28,605)
Payments from Stock-Based Award Activities	(256)	(516)	(850)	(1,437)
Net Cash Used in Financing Activities	(2,088)	(12,373)	(4,458)	(30,042)

Effect of Foreign Currency Rate Fluctuations on Cash	(467)	(27)	474	(64)

Net Change in Cash and Cash Equivalents	24,774	11,953	7,755	11,999

Cash and Cash Equivalents
Beginning of Period	39,068	41,127	56,087	41,081
End of Period	$63,842	$53,080	$63,842	$53,080

We present certain information with respect to EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow as supplemental measures of our operating performance and believe that such non-GAAP financial measures are useful to investors in evaluating our financial performance and in comparing our financial results between periods because they exclude the impact of certain items that we do not consider indicative of our ongoing operating performance. We believe that the presentation of these non-GAAP financial measures enhances the usefulness of our financial information by presenting measures that management uses internally to establish forecasts, budgets, and operational goals to manage and monitor our business. We believe that these non-GAAP financial measures help to depict a more realistic representation of the performance of our underlying business, enabling us to evaluate and plan more effectively for the future.
EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Bank-adjusted EBITDA Leverage Ratio, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, Adjusted Diluted EPS and Free Cash Flow are not prepared in accordance with generally accepted accounting principles (“GAAP”) and may be different from non-GAAP and other financial measures used by other companies. These measures should not be considered as measures of financial performance under GAAP, and the items excluded from or included in these metrics are significant components in understanding and assessing our financial performance. These metrics should not be considered as alternatives to net income, gross profit, net cash provided by operating activities, or any other performance measures, as applicable, derived in accordance with GAAP.
We define EBITDA as earnings before depreciation, amortization of intangible assets, interest expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude, to the extent applicable, restructuring costs, which includes operational restructuring and integration activities, termination related benefits, facilities relocation, and executive transition costs; changes in the fair value of the warrant liability; changes in the fair value of the earn-out liability; equity-based compensation expense; gain or loss on the early extinguishment of debt; notable items that we do not believe are reflective of our underlying operating performance, including litigation settlements and certain costs incurred for advisory services related to identifying performance initiatives; and other expenses or gains, which includes gains or losses from disposal of fixed assets, franchise taxes, and gains or losses from foreign currency transactions. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales.
HOLLEY INC. and SUBSIDIARIES
USE AND RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands)
(Unaudited)

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net Income	$10,863	$17,105	$13,680	$20,835
Adjustments:
Interest Expense, Net	13,374	13,178	29,082	24,182
Income Tax Expense	3,503	2,055	4,579	1,164
Depreciation	2,215	2,669	4,514	5,133
Amortization	3,350	3,435	6,882	6,871
EBITDA	33,305	38,442	58,737	58,185
Restructuring Costs	355	(3)	818	612
Change in Fair Value of Warrant Liability	(7)	(3,402)	(80)	(6,529)
Change in Fair Value of Earn-Out Liability	(219)	(1,058)	(404)	(1,707)
Equity-Based Compensation Expense	1,408	1,621	2,903	2,762
Loss on Early Extinguishment of Debt	-	-	-	141
Notable Items	1,287	2,594	1,484	5,694
Other Expense	299	102	257	94
Adjusted EBITDA	$36,428	$38,296	$63,715	$59,252
Net Sales	$166,661	$169,496	$319,705	$328,132
Net Income Margin	6.5%	10.1%	4.3%	6.3%
Adjusted EBITDA Margin	21.9%	22.6%	19.9%	18.1%

We define the Bank-adjusted EBITDA Leverage Ratio as Net Debt divided by our Bank-adjusted EBITDA for the trailing twelve-month ("TTM") period, as defined under our Credit Agreement entered into in November 2021, as amended, which is used in calculating covenant compliance.

	TTM June 29, 2025	December 31, 2024
Net Loss	$(30,390)	$(23,235)
Adjustments:
Interest Expense, Net	55,589	50,690
Income Tax Benefit	390	(3,025)
Depreciation	9,932	10,551
Amortization	13,895	13,884
EBITDA	49,416	48,865
Restructuring Costs	1,578	1,372
Change in Fair Value of Warrant Liability	(1,121)	(7,570)
Change in Fair Value of Earn-Out Liability	(1,030)	(2,333)
Equity-Based Compensation Expense	5,311	5,170
Impairment of indefinite-lived intangible assets	7,695	7,695
Impairment of goodwill	40,906	40,906
Loss on Sale of Assets	9,234	9,234
Loss on Early Extinguishment of Debt	—	141
Notable Items	2,893	7,100
Other Expense (Income)	78	(87)
Adjusted EBITDA	114,960	110,493
Additional Permitted Charges	5,363	12,261
Adjusted EBITDA per Credit Agreement	$120,323	$122,754
Total Debt	$558,224	$561,840
Less: Permitted Cash and Cash Equivalents	50,000	50,000
Net Indebtedness per Credit Agreement	$508,224	$511,840
Bank-adjusted EBITDA Leverage Ratio	4.22 x	4.17 x

We define Adjusted Net Income as earnings excluding the after-tax effect of changes in the fair value of the warrant liability, changes in the fair value of the earn-out liability, write-downs of assets held-for-sale, and gain or loss on the early extinguishment of debt. We define Adjusted Diluted EPS as Adjusted Net Income on a per share basis. Management uses these measures to focus on on-going operations and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present consolidated operating results. We believe that using this information, along with net income and net income per diluted share, provides for a more complete analysis of the results of operations.

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net Income	$10,863	$17,105	$13,680	$20,835
Special items:
Adjust for: Change in Fair Value of Warrant Liability	(7)	(3,402)	(80)	(6,529)
Adjust for: Change in Fair Value of Earn-Out Liability	(219)	(1,058)	(404)	(1,707)
Adjust for: Loss on Early Extinguishment of Debt	—	—	—	141
Adjusted Net Income	$10,637	$12,645	$13,196	$12,740

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net Income per Diluted Share	$0.09	$0.14	$0.11	$0.17
Special items:
Adjust for: Change in Fair Value of Warrant Liability	—	(0.03)	—	(0.05)
Adjust for: Change in Fair Value of Earn-Out Liability	—	(0.01)	—	(0.01)
Adjusted Diluted EPS	$0.09	$0.10	$0.11	$0.11

We define Free Cash Flow as net cash provided by operating activities minus cash payments for capital expenditures, net of dispositions. Management believes providing Free Cash Flow is useful for investors to understand our performance and results of cash generation after making capital investments required to support ongoing business operations.

	For the thirteen weeks ended		For the twenty-six weeks ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Net Cash Provided by Operating Activities	$40,487	$25,678	$32,637	$44,521
Capital Expenditures, Net of Dispositions	(4,828)	(1,380)	(7,808)	(2,645)
Proceeds from the disposal of fixed assets	—	55	—	229
Free Cash Flow	$35,659	$24,353	$24,829	$42,105